UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2012

CAREY WATERMARK INVESTORS INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

000-54263	26-2145060
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.01 of this Current Report on Form 8-K (the “Report”) is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 3, 2012, a wholly-owned subsidiary of Carey Watermark Investors Incorporated (“CWI”) completed an investment in a joint venture in the Westin Atlanta Perimeter North Hotel (“Westin Atlanta Venture”) with Arden-Marcus Perimeter LLC (“Arden Marcus”), a joint venture between The Arden Group, Inc. (“Arden Group”) and Marcus® Hotels & Resorts, a division of The Marcus Corporation (“Marcus Hotels”), which are unaffiliated third parties. The property is a 372-room hotel located in Atlanta, Georgia approximately 15 miles from downtown and was acquired from an affiliate of DiamondRock Hospitality Company, an unaffiliated third party. CWI acquired a 57.0% interest in the Westin Atlanta Venture for a capital contribution of $12.4 million. CWI also paid a $815,000 acquisition fee to its advisor, Carey Lodging Advisors, LLC. CWI’s investment was made in the form of a preferred equity interest that carries a cumulative, compound preferred return of 8.5% per year through December 31, 2014. Total funding for the venture, excluding the acquisition fee of $815,000, is $56.7 million, comprised of CWI’s investment of $12.4 million described above, Arden-Marcus’ contribution of $9.3 million, and the $35.0 million of debt described below. The hotel will be managed by Marcus Hotels, which has an approximately 11% indirect interest in the Westin Atlanta Venture. Arden Group has an approximately 32% indirect interest in the Westin Atlanta Venture. Funding provides for a $14.4 million renovation of the hotel, which is expected to be completed in early 2014. A copy of the press release announcing the transaction is filed as Exhibit 99.1 to this Report.

The Westin Atlanta Venture obtained $35.0 million of new, limited-recourse debt financing, $28.0 million of which was funded at closing, with the remaining $7.0 million to be funded during the renovation. The annual interest rate is 6.0% plus one-month LIBOR, with a 1% floor.  The interest rate is effectively fixed at 7.0% via an interest rate cap. The maturity date of the loan is October 2, 2015.

William H. Reynolds, Jr. is a member of CWI’s board of directors and of its investment committee. He serves as the Senior Managing Director of MCS Capital, LLC, an affiliate of Marcus Hotels. Mr. Reynolds did not participate in any discussions regarding the investment in the Westin Atlanta Venture by the CWI board or its investment committee.

The foregoing descriptions do not purport to be complete and are subject to, and qualified in their entirety by, reference to the Limited Liability Company Operating Agreement of CWI-AM Atlanta Perimeter Hotel, LLC, dated as of October 3, 2012, by and between CWI Atlanta Perimeter Hotel, LLC and the Arden-Marcus Perimeter LLC. A copy of the agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(a) and (b)

Pursuant to Items 9.01(a) and (b) of Form 8-K, the registrant hereby undertakes to file any financial statements required to be filed in response to Item 2.01 of Form 8-K through an amendment to this Report within 71 days after the date that this Report is filed.

(d) Exhibits

Exhibit No.      Description

10.1                                                                       Limited Liability Company Operating Agreement of CWI-AM Atlanta Perimeter Hotel, LLC, dated as of October 3, 2012, by and between CWI Atlanta Perimeter Hotel, LLC and the Arden-Marcus Perimeter LLC.

99.1                                                                   Press Release titled “Carey Watermark Investors, Arden Group and Marcus® Hotels & Resorts Acquire Westin Atlanta Perimeter North” issued on October 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Carey Watermark Investors Incorporated

Date: October 10, 2012	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Chief Financial Officer